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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Registration Statement of Rental Service Corporation for the registration of 552,000 shares of its common stock of our report dated March 30, 1995 with respect to the consolidated financial statements of Acme Holdings Inc. as of December 31, 1993 and 1994, and for each of the three years in the period ended December 31, 1994, included in the Registration Statement (Form S-1 No. 333-26753) and related Prospectus of Rental Service Corporation for the registration of 5,520,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Orange County, California
May 29, 1997